Exhibit 99.2
MEDTRONIC, INC.
Offer to Exchange
4.375% Senior Notes, Series B due 2010, and
4.750% Senior Notes, Series B due 2015
(collectively the “New Notes”)
for
4.375% Senior Notes due 2010, and
4.750% Senior Notes due 2015
(collectively the “Old Notes”)
THE EXCHANGE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
NEW YORK CITY TIME, ON JANUARY 6, 2006, UNLESS EXTENDED BY MEDTRONIC, INC.

To:	Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:
      Medtronic, Inc. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the preliminary prospectus, dated December 6, 2005 (as amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) $2,000 in principal amount and integral multiples of $1,000 of our 4.3750% Senior Notes, Series B due 2010 and 4.750% Senior Notes, Series B due 2015 (the “New Notes”) for each $2,000 in principal amount and integral multiples of $1,000 of our 4.375% Senior Notes due 2010 and 4.750% Senior Notes due 2015 (collectively the “Old Notes”) held by the registered holders thereof (the “Holders”). An aggregate of up to $1,000,000,000 principal amount of New Notes will be exchanged for up to a like amount of Old Notes.
      We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. The Preliminary Prospectus, dated December 6, 2005;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5. Return envelopes addressed to Wells Fargo Corporate Trust c/o the Depository Trust & Clearing Corp., TADS Department, 1st Floor, 55 Water Street, NY 10041, Attn: Medtronic, Inc. Administrator.
      Your prompt action is requested. The Exchange Offer will expire at midnight, New York City Time, on January 6, 2006 (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or manually signed facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Preliminary Prospectus.
      If a Holder of Old Notes desires to tender, but the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the section titled “The Exchange Offer — Guaranteed Delivery Procedures,” in the Preliminary Prospectus.
      The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Preliminary Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.
      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Company at the address and phone number set forth below:
Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432
Please call: (763) 514-4000

Very truly yours,
Medtronic, Inc.
      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PRELIMINARY PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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